Exhibit 31


                                                  THE IMPAC COMPANIES
                               19500 Jamboree Road  Irvine  CA  92612
                               www. IMPACCOMPANIES.COM 1-800-597-4101



             CERTIFICATION TO BE PROVIDED BY THE MASTER SERVICER WITH
                               WITH FORM 10-K


     Re: Impac Secured Asset Corp.,
         Mortgage Pass-Through Certificates, Series 2007-3

I, Mario Fegan, certify that:

     1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Impac Secured Assets Trust 2007-2 (the "Exchange Act periodic reports");

     2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Report;

[logo IMPAC]

     3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

     4. I am responsible for reviewing the activities performed by the servicers and based on my knowledge and the complianc reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements; and Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports the servicers have fulfilled their obligations under the servicing agreements; and

     5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties, Countrywide Financial Corporation, Midland Loan Services, Inc., Deutsche Bank National Trust Company.



Date: 3/28/08

/S/  Mario Fegan
Mario Fegan
Senior Officer in Charge of the
Servicing Function of the Master Servicer